UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 31, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 31, 2005, Chesapeake Corporation ("Chesapeake" or the "Company") announced that it has proposed a manufacturing reorganization within its Food and Household Paperboard Packaging sector. The proposed reorganization contemplates the possible closure of the Company's carton operation at Oldbury, West Midlands in the United Kingdom (the "Birmingham" site). A copy of the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

Under the proposed reorganization, production of the products manufactured at the Birmingham facility would be transferred to other Company sites in Europe. The proposed closure, which would take place over the next six months, could result in up to 190 redundancies. The proposed reorganization and the ultimate amount and timing of employee-related costs, including severance, pension and other termination costs are subject to negotiation and consultation with employee representatives, and as such, the costs and timing are not currently determinable. However, it is anticipated that the Company may incur and recognize cash restructuring costs during 2005 and 2006 relating to severance and other employee costs. Chesapeake will file an amended Form 8-K upon determining the total expense to be incurred related to the proposed reorganization.

This periodic report on Form 8-K may contain forward-looking statements. Actual events or results may differ materially from those statements. For information about factors that could cause such differences, please refer to the Company's Annual Report on Form 10-K/A for the year ended January 2, 2005, including information set forth under the caption, "Forward-Looking Statements".

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1

Press release issued on August 31, 2005 announcing proposed manufacturing reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: September 6, 2005	BY:	/s/ Thomas G. Hayes
Thomas G. Hayes
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued on August 31, 2005 announcing proposed manufacturing reorganization